                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--75, Defined Asset Funds (California, Florida, New Jersey, New York, Ohio and Pennsylvania Insured Trusts)

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-55781 of our opinion dated December 28, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1999